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Washington Mutual Asset-Backed Certificates
WMABS Series 2007-HE1 Trust
Issuing Entity

$269,652,000
(+/-5% Approximate)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Sponsor and Seller

Washington Mutual Bank
Servicer

WaMu Capital Corp.
(Manager)

Important Notice About Information Presented in this
Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: January 11, 2007

$269,652,000
(+/- 5% Approximate)

Washington Mutual Asset-Backed Certificates
WMABS Series 2007-HE1 Trust

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s	Assumed Final Distribution Date	Certificate Type

I-A(3)	$115,217,000	AAA/Aaa	November 25, 2036	Floating Rate Senior
II-A-1	58,117,000	AAA/Aaa	November 25, 2036	Floating Rate Senior
II-A-2	37,122,000	AAA/Aaa	November 25, 2036	Floating Rate Senior
II-A-3	5,293,000	AAA/Aaa	November 25, 2036	Floating Rate Senior
M-1	12,231,000	AA+/Aa1	November 25, 2036	Floating Rate Subordinate
M-2	9,813,000	AA/Aa2	November 25, 2036	Floating Rate Subordinate
M-3	6,116,000	AA-/Aa3	November 25, 2036	Floating Rate Subordinate
M-4	5,120,000	A+/A1	November 25, 2036	Floating Rate Subordinate
M-5	4,836,000	A/A2	November 25, 2036	Floating Rate Subordinate
M-6	4,693,000	A-/A3	November 25, 2036	Floating Rate Subordinate
M-7	4,267,000	BBB+/Baa1	November 25, 2036	Floating Rate Subordinate
M-8	3,271,000	BBB/Baa2	November 25, 2036	Floating Rate Subordinate
M-9	3,556,000	BBB-/Baa3	November 25, 2036	Floating Rate Subordinate
B-1(3)	3,982,000	BB+/Ba1	November 25, 2036	Floating Rate Subordinate
B-2(3)	3,271,000	BB/Ba2	November 25, 2036	Floating Rate Subordinate
Total	$276,905,000

(1)     The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A-1, Class II-A-2  and Class II-A-3 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.   The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M and Class B Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     Not offered hereby.

Depositor:  WaMu Asset Acceptance Corp.

Sponsor and Seller:  Washington Mutual Mortgage Securities Corp.

Issuing Entity:  Washington Mutual Asset-Backed Certificates WMABS Series 2007-HE1 Trust.  The Issuing Entity is also referred to herein as the “Trust.”

Originators:  The following entities originated at least 10% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of Cut-off Date):  CIT Group/Consumer Finance, Inc., CIT Group/Consumer Finance, Inc. (NY) and CIT Group/Consumer Finance, Inc. (TN), collectively, approximately 60.93%, Master Financial, Inc., approximately 15.69%, and People’s Choice Home Loan, Inc., approximately 12.39%.  No other entity originated more than 10% of the mortgage loans.

Servicer:  Washington Mutual Bank.

Servicing Fee Rate:  0.50% per annum.

Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank National Association

Delaware Trustee:  Christiana Bank & Trust Company

Trustee Fee Rate:    0.0125% per annum.  The Trustee will retain interest earned on amounts in the distribution account prior to any Distribution Date as part of its compensation.

Swap Counterparty:  [TBD].

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class B Certificates:  The Class B‑1 and Class B‑2 Certificates.

Certificates:  The Class A, Class M and Class B Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Class B Certificates will be available through the PORTAL system.  The Certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1 in excess thereof.

Unregistered Securities:  The Class B Certificates will not be registered under the Securities Act of 1933 in reliance on the exemption provided by Rule 144A.  Investors will be deemed to have represented that they are Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A.

Cut-off Date:  December 1, 2006.

Expected Pricing Date:  Week of January 8, 2007.

Expected Closing Date:  On or about January 16, 2007.

Expected Settlement Date:  On or about January 16, 2007.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in January 2007.

Final Scheduled Distribution Date:  November 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in November 2036.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $284,442,108 of which: (i) approximately $151,901,868 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $132,540,240 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Adjusted Net Maximum Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 51.70% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 51.70% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization  Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 2.65% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

    (a) the lesser of (x) 2.65% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 5.30% of the current aggregate stated principal balance of the Mortgage Loans; and

    (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in January 2010 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 48.30%.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.65% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 33.13% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date on or after January 2009, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
January 2009 to December 2009	1.70% for the first month, plus an additional 1/12th of 2.10% for each month thereafter
January 2010 to December 2010	3.80% for the first month, plus an additional 1/12th of 2.10% for each month thereafter
January 2011 to December 2011	5.90% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
January 2012 to December 2012	7.60% for the first month, plus an additional 1/12th of 0.90% for each month thereafter
January 2013 and thereafter	8.50%

Trigger Event:  Withrespect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	24.15%	A	48.30%
M-1	19.85%	M-1	39.70%
M-2	16.40%	M-2	32.80%
M-3	14.25%	M-3	28.50%
M-4	12.45%	M-4	24.90%
M-5	10.75%	M-5	21.50%
M-6	9.10%	M-6	18.20%
M-7	7.60%	M-7	15.20%
M-8	6.45%	M-8	12.90%
M-9	5.20%	M-9	10.40%
B-1	3.80%	B-1	7.60%
B-2	2.65%	B-2	5.30%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B-2 Certificates, second to the Class B-1 Certificates, third to the Class M‑9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M-1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 5.000% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event, an Event of Default where the Swap Counterparty is the Defaulting Party or a Termination Event where the Swap Counterparty is the Sole Affected Party, each as will be defined in the Swap Agreement (the “Swap Counterparty trigger event”)), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	38,937,836
2	218,243,205	32	38,937,836
3	214,430,566	33	38,101,312
4	210,078,085	34	36,129,044
5	205,294,786	35	34,213,156
6	200,169,652	36	32,445,434
7	197,180,791	37	30,832,733
8	193,787,228	38	28,158,258
9	189,847,870	39	26,859,939
10	184,458,049	40	25,641,721
11	177,880,928	41	24,532,062
12	170,927,866	42	23,510,462
13	164,446,894	43	22,554,785
14	158,477,610	44	21,661,678
15	152,976,625	45	20,815,459
16	147,910,177	46	20,011,992
17	143,224,425	47	19,249,943
18	138,832,220	48	18,521,568
19	134,641,231	49	17,823,899
20	130,584,963	50	17,158,215
21	126,290,853	51	16,500,823
22	119,313,983	52	15,741,661
23	108,935,413	53	15,007,128
24	58,494,258	54	14,297,045
25	54,185,815	55	13,611,331
26	50,718,491	56	12,949,934
27	47,796,905	57	12,312,853
28	45,248,749	58	11,709,584
29	42,979,030	59	11,141,530
30	40,896,416	60	10,610,605

Priority of Distributions:

                     I.            Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)         To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)       Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group;

iii)      To the Class M-1 Certificates current interest;

iv)      To the Class M-2 Certificates current interest;

v)        To the Class M-3 Certificates current interest;

vi)      To the Class M-4 Certificates current interest;

vii)     To the Class M-5 Certificates current interest;

viii)   To the Class M-6 Certificates current interest;

ix)     To the Class M-7 Certificates current interest;

x)       To the Class M-8 Certificates current interest;

xi)     To the Class M-9 Certificates current interest;

xii)    To the Class B-1 Certificates current interest;

xiii)  To the Class B-2 Certificates current interest;

xiv)   Any interest distribution amounts remaining undistributed following (i) through (xiii) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

                   II.            Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)         To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)       An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iii)      An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

iv)      Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

v)        Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vi)      To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

vii)     To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

viii)   To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

ix)     To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

x)       To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xi)     To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xii)    To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiii)  To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xiv)   To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xv)    To the Class B-1 Certificates until the principal balance thereof is reduced to zero;

xvi)   To the Class B-2 Certificates until the principal balance thereof is reduced to zero;

xvii) Any Principal Distribution amounts remaining undistributed following (i) through (xvi) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)         To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)       The Group I Principal Distribution Amount will be distributed as follows:

a.       To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.       To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) below, according to the payment priority in clause (B)(iii)(a) below.

iii)      The Group II Principal Distribution Amount will be distributed as follows:

a.       To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.       To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(ii)(a) above.

iv)      The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.       To the Class M-1 Certificates until it reaches a 39.70% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.       To the Class M-2 Certificates until it reaches a 32.80% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.       To the Class M-3 Certificates until it reaches a 28.50% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.       To the Class M-4 Certificates until it reaches a 24.90% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.       To the Class M-5 Certificates until it reaches a 21.50% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.         To the Class M-6 Certificates until it reaches a 18.20% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.       To the Class M-7 Certificates until it reaches a 15.20% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.       To the Class M-8 Certificates, until it reaches a 12.90% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.         To the Class M-9 Certificates, until it reaches a 10.40% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

j.         To the Class B-1 Certificates, until it reaches a 7.60% Target Credit Enhancement Percentage (based on 2x the Class B-1 Initial Credit Enhancement Percentage);

k.       To the Class B-2 Certificates, until it reaches a 5.30% Target Credit Enhancement Percentage (based on 2x the Class B-2 Initial Credit Enhancement Percentage); and

l.         Any Principal Distribution Amounts remaining undistributed following (a) through (k) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates and Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

                  III.            Monthly Excess Cashflow:

i)         As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)       Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)      To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)      To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)        To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)      To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)     To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)   To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)     To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)       To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)     To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)    To the Class B-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)  To the Class B-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiv)   Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class B-1 Certificates, and lastly to the Class B-2 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)    To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xvi)   Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Debash Chatterjee	(212) 553-1329
S&P
Todd Niemy	(212) 438-2494

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$284,442,108	$11,054	$768,406
Average Scheduled Principal Balance	$144,976
Number of Mortgage Loans	1,962

Weighted Average Gross Coupon	8.672%	5.990%	13.740%
Weighted Average FICO Score	626	510	834
Weighted Average Original LTV	83.32%	26.53%	100.00%
Weighted Average Combined Original LTV	91.76%	26.53%	100.00%
Weighted Average DTI	41.28%	2.70%	55.00%

Weighted Average Original Term	351 months	180 months	360 months
Weighted Average Stated Remaining Term	348 months	172 months	358 months
Weighted Average Seasoning	4 months	2 months	9 months

Weighted Average Gross Margin	6.414%	3.000%	10.800%
Weighted Average Minimum Interest Rate	8.260%	4.750%	12.300%
Weighted Average Maximum Interest Rate	14.624%	11.000%	18.500%
Weighted Average Initial Rate Cap	2.975%	1.000%	11.000%
Weighted Average Subsequent Rate Cap	1.022%	1.000%	1.500%
Weighted Average Months to Roll	23 months	7 months	117 months

Maturity Date		April 1,2021	October 1,2036

Adj Rate Mortgage	81.52%	Full	49.38%
Fixed Rate Mortgage	18.48%	Limited	2.84%
		Stated	47.78%
ARM—1 Yr/6 Mth	0.07%
ARM—10 Yr/6 Mth IO	0.54%	Cash-Out Refi	42.71%
ARM—2 Yr/6 Mth	32.51%	Purchase	51.13%
ARM—2 Yr/6 Mth IO	9.31%	Rate/Term Refi	6.16%
ARM—3 Yr/6 Mth	2.57%
ARM—3 Yr/6 Mth IO	0.71%	Condominium	5.23%
ARM—5 Yr/6 Mth	0.98%	Planned Unit Development	16.24%
ARM—5 Yr/6 Mth IO	0.14%	Single Family	72.45%
Balloon—1 Yr/6 Mnth	0.10%	Two to Four Family	6.07%
Balloon—15 Year	4.04%
Balloon—2 Yr/6 Mnth	31.27%	Investor	6.50%
Balloon—3 Yr/6 Mnth	2.28%	Owner-Occupied	92.97%
Balloon—30 Year	3.09%	Second Home	0.53%
Balloon—5 Yr/6 Mnth	1.06%
Fixed—15 Year	0.66%	First Lien	92.48%
Fixed—20 Year	0.19%	Second Lien	7.52%
Fixed—30 Year	10.49%
		Top 5 Locations:
Not Interest Only	89.31%	California	21.03%
Interest Only	10.69%	Florida	12.97%
		Texas	7.81%
Prepay Penalty: N/A	28.41%	Illinois	5.60%
Prepay Penalty: 6 months	0.04%	Ohio	5.33%
Prepay Penalty: 12 months	4.27%
Prepay Penalty: 24 months	49.91%
Prepay Penalty: 30 months	0.36%
Prepay Penalty: 36 months	17.01%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	261	$8,476,233.01	2.98%	11.088%	94.35%	629	57.89%	13.53%
50,000.01—100,000.00	660	$48,774,466.84	17.15%	9.418%	85.04%	616	64.34%	58.54%
100,000.01—150,000.00	397	$48,489,280.19	17.05%	8.902%	83.28%	621	56.38%	79.75%
150,000.01—200,000.00	203	$35,244,732.71	12.39%	8.621%	82.64%	622	50.61%	83.86%
200,000.01—250,000.00	121	$26,998,708.72	9.49%	8.470%	81.03%	629	37.02%	92.54%
250,000.01—300,000.00	105	$28,637,259.36	10.07%	8.349%	81.54%	623	42.91%	91.41%
300,000.01—350,000.00	74	$23,904,255.39	8.40%	7.900%	82.50%	631	45.87%	95.92%
350,000.01—400,000.00	51	$18,993,218.64	6.68%	8.170%	82.93%	631	54.88%	96.09%
400,000.01—450,000.00	32	$13,550,277.76	4.76%	8.243%	81.54%	639	28.23%	93.80%
450,000.01—500,000.00	27	$12,738,138.71	4.48%	7.940%	82.17%	647	41.00%	85.44%
500,000.01—550,000.00	10	$5,232,757.67	1.84%	7.888%	84.09%	666	30.05%	100.00%
550,000.01—600,000.00	7	$4,049,142.31	1.42%	7.979%	84.82%	637	27.63%	100.00%
600,000.01—650,000.00	6	$3,740,369.03	1.31%	8.722%	84.58%	635	0.00%	83.57%
650,000.01—700,000.00	5	$3,386,669.76	1.19%	7.854%	82.57%	639	40.01%	100.00%
700,000.01—750,000.00	2	$1,458,192.47	0.51%	8.345%	84.93%	622	100.00%	100.00%
750,000.01—800,000.00	1	$768,405.67	0.27%	10.650%	100.00%	627	100.00%	100.00%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	1	$322,483.14	0.11%	5.990%	80.00%	720	100.00%	100.00%
6.000—6.499	10	$2,812,867.78	0.99%	6.323%	76.31%	702	100.00%	95.54%
6.500—6.999	44	$9,831,463.28	3.46%	6.785%	79.81%	651	86.94%	81.50%
7.000—7.499	97	$22,772,785.52	8.01%	7.263%	80.02%	639	81.24%	86.81%
7.500—7.999	270	$56,716,967.22	19.94%	7.774%	80.19%	637	55.07%	90.99%
8.000—8.499	297	$49,987,508.84	17.57%	8.252%	80.22%	634	36.78%	90.84%
8.500—8.999	339	$56,734,711.72	19.95%	8.724%	83.24%	622	35.37%	91.27%
9.000—9.499	176	$24,099,755.12	8.47%	9.235%	83.62%	607	39.13%	83.81%
9.500—9.999	222	$25,868,913.57	9.09%	9.742%	87.51%	600	49.98%	80.25%
10.000—10.499	100	$9,639,264.86	3.39%	10.246%	86.93%	602	56.07%	61.14%
10.500—10.999	120	$9,742,001.00	3.42%	10.748%	93.29%	617	40.36%	42.10%
11.000—11.499	93	$5,841,104.94	2.05%	11.224%	94.89%	633	39.01%	19.12%
11.500—11.999	69	$3,861,686.14	1.36%	11.716%	97.04%	621	54.94%	4.15%
12.000—12.499	75	$3,359,975.88	1.18%	12.222%	99.41%	617	74.68%	1.97%
12.500—12.999	40	$2,362,359.23	0.83%	12.714%	98.98%	611	74.46%	0.00%
13.000—13.499	6	$288,475.20	0.10%	13.075%	100.00%	611	48.48%	0.00%
13.500—13.999	3	$199,784.80	0.07%	13.638%	100.00%	621	42.46%	0.00%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	20	$2,904,214.03	1.02%	9.324%	77.29%	520	51.72%	86.04%
525—549	98	$12,016,341.31	4.22%	9.535%	79.01%	538	64.94%	65.95%
550—574	168	$23,001,780.38	8.09%	9.153%	81.17%	563	61.68%	81.47%
575—599	301	$43,300,977.42	15.22%	8.664%	81.80%	589	74.08%	76.15%
600—624	466	$61,270,094.54	21.54%	8.782%	84.67%	612	61.72%	76.41%
625—649	392	$60,019,667.06	21.10%	8.616%	83.70%	635	30.99%	88.56%
650—674	298	$40,270,066.16	14.16%	8.578%	84.97%	662	33.23%	81.01%
675—699	108	$20,844,822.87	7.33%	8.091%	83.75%	683	35.37%	88.92%
>= 700	111	$20,814,144.47	7.32%	8.168%	83.52%	730	37.07%	89.45%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	16	$1,798,982.09	0.63%	8.099%	42.53%	586	64.07%	65.05%
50.01—55.00	9	$888,418.59	0.31%	8.630%	52.04%	588	65.27%	57.83%
55.01—60.00	24	$3,389,496.20	1.19%	8.008%	57.55%	593	69.57%	60.17%
60.01—65.00	21	$2,839,108.93	1.00%	8.870%	63.43%	590	12.61%	71.86%
65.01—70.00	44	$6,195,230.48	2.18%	8.458%	68.62%	603	57.69%	75.09%
70.01—75.00	74	$11,487,264.00	4.04%	8.709%	73.74%	590	44.72%	77.94%
75.01—79.99	110	$16,637,872.08	5.85%	8.205%	78.59%	612	58.66%	74.84%
80.00—80.00	759	$132,623,670.13	46.63%	8.145%	80.00%	640	43.36%	94.00%
80.01—85.00	139	$20,681,267.30	7.27%	8.914%	84.52%	592	52.39%	73.14%
85.01—90.00	218	$39,643,317.06	13.94%	8.762%	89.63%	610	56.74%	90.40%
90.01—95.00	136	$21,158,518.32	7.44%	9.290%	94.79%	630	59.26%	85.89%
95.01—99.99	25	$2,359,931.40	0.83%	9.719%	98.14%	644	72.36%	45.27%
100.00	387	$24,739,031.66	8.70%	10.980%	100.00%	646	50.38%	20.98%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	16	$1,798,982.09	0.63%	8.099%	42.53%	586	64.07%	65.05%
50.01—55.00	8	$833,588.36	0.29%	8.715%	51.85%	589	62.99%	55.05%
55.01—60.00	24	$3,389,496.20	1.19%	8.008%	57.55%	593	69.57%	60.17%
60.01—65.00	21	$2,839,108.93	1.00%	8.870%	63.43%	590	12.61%	71.86%
65.01—70.00	40	$4,930,317.80	1.73%	8.481%	68.68%	586	63.10%	68.70%
70.01—75.00	67	$10,549,061.65	3.71%	8.783%	73.72%	587	42.01%	76.60%
75.01—79.99	92	$13,026,761.15	4.58%	8.351%	78.44%	602	59.43%	68.82%
80.00—80.00	122	$17,706,420.87	6.22%	8.661%	80.00%	608	46.16%	85.79%
80.01—85.00	124	$19,599,856.24	6.89%	8.832%	83.87%	594	51.42%	72.41%
85.01—90.00	203	$38,411,183.31	13.50%	8.665%	88.73%	613	54.95%	89.23%
90.01—95.00	197	$32,648,529.07	11.48%	8.889%	89.64%	630	55.29%	87.08%
95.01—99.99	53	$7,435,704.47	2.61%	8.443%	86.49%	640	63.60%	80.96%
100.00	995	$131,273,098.10	46.15%	8.660%	84.01%	645	44.67%	81.99%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	214	$13,470,175.15	4.74%	11.183%	96.62%	642	53.01%	0.69%
240	8	$649,026.37	0.23%	8.404%	78.78%	594	85.29%	14.71%
360	1,740	$270,322,906.72	95.04%	8.547%	82.67%	626	49.11%	85.71%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	214	$13,470,175.15	4.74%	11.183%	96.62%	642	53.01%	0.69%
181—240	8	$649,026.37	0.23%	8.404%	78.78%	594	85.29%	14.71%
301—360	1,740	$270,322,906.72	95.04%	8.547%	82.67%	626	49.11%	85.71%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	63	$8,168,434.01	2.87%	8.352%	81.37%	632	74.81%	76.20%
20.01—25.00	64	$6,895,327.88	2.42%	8.805%	82.23%	622	52.77%	75.64%
25.01—30.00	133	$16,247,307.53	5.71%	8.760%	81.74%	622	53.46%	80.16%
30.01—35.00	206	$26,167,141.23	9.20%	8.637%	81.46%	618	52.58%	79.27%
35.01—40.00	312	$45,553,178.90	16.01%	8.600%	82.59%	632	46.05%	84.64%
40.01—45.00	473	$67,512,344.57	23.74%	8.823%	83.94%	627	47.87%	80.83%
45.01—50.00	529	$84,466,416.71	29.70%	8.647%	84.23%	626	43.31%	83.00%
50.01—55.00	182	$29,431,957.41	10.35%	8.546%	83.75%	627	62.49%	79.64%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—1 Yr/6 Mth	2	$185,229.28	0.07%	9.333%	80.00%	561	65.56%	100.00%
ARM—10 Yr/6 Mth IO	6	$1,527,606.49	0.54%	7.250%	73.05%	644	95.55%	100.00%
ARM—2 Yr/6 Mth	676	$92,480,697.60	32.51%	8.763%	83.21%	622	53.75%	100.00%
ARM—2 Yr/6 Mth IO	90	$26,471,197.28	9.31%	8.039%	80.14%	646	39.73%	100.00%
ARM—3 Yr/6 Mth	39	$7,306,744.15	2.57%	8.161%	85.03%	624	50.18%	100.00%
ARM—3 Yr/6 Mth IO	7	$2,009,248.32	0.71%	8.362%	83.92%	679	10.55%	100.00%
ARM—5 Yr/6 Mth	18	$2,797,205.27	0.98%	8.607%	80.97%	615	67.91%	100.00%
ARM—5 Yr/6 Mth IO	3	$389,341.75	0.14%	8.566%	80.00%	663	72.67%	100.00%
Balloon—1 Yr/6 Mnth	1	$271,816.40	0.10%	8.850%	80.00%	628	0.00%	100.00%
Balloon—15 Year	171	$11,498,880.77	4.04%	11.440%	99.58%	650	51.74%	0.00%
Balloon—2 Yr/6 Mnth	416	$88,945,109.59	31.27%	8.222%	81.71%	632	39.94%	100.00%
Balloon—3 Yr/6 Mnth	28	$6,471,892.12	2.28%	8.421%	85.45%	608	47.79%	100.00%
Balloon—30 Year	50	$8,801,998.20	3.09%	8.472%	81.52%	603	59.73%	0.00%
Balloon—5 Yr/6 Mnth	13	$3,025,083.51	1.06%	7.768%	87.00%	628	92.50%	100.00%
Fixed—15 Year	42	$1,877,941.63	0.66%	9.738%	79.35%	593	58.45%	0.00%
Fixed—20 Year	7	$553,577.29	0.19%	8.414%	78.58%	583	100.00%	0.00%
Fixed—30 Year	393	$29,828,538.59	10.49%	9.587%	85.45%	607	61.39%	0.00%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Ony	106	$30,397,393.84	10.69%	8.027%	80.03%	649	41.03%	100.00%
Not Interest Only	1,856	$254,044,714.40	89.31%	8.749%	83.71%	624	50.38%	79.31%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	1,856	$254,044,714.40	89.31%	8.749%	83.71%	624	50.38%	79.31%
24	2	$127,261.22	0.04%	8.788%	81.60%	636	100.00%	100.00%
60	93	$28,134,684.38	9.89%	8.055%	80.43%	649	37.68%	100.00%
84	3	$389,341.75	0.14%	8.566%	80.00%	663	72.67%	100.00%
120	8	$1,746,106.49	0.61%	7.403%	73.51%	643	83.59%	100.00%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	582	$80,810,733.56	28.41%	8.794%	82.76%	635	42.58%	81.70%
6	1	$114,465.19	0.04%	10.250%	90.00%	551	100.00%	100.00%
12	50	$12,133,398.53	4.27%	8.811%	83.22%	631	37.04%	77.56%
24	913	$141,973,882.82	49.91%	8.571%	83.29%	626	49.40%	93.02%
30	4	$1,014,200.01	0.36%	8.332%	81.95%	607	73.20%	74.04%
36	412	$48,395,428.13	17.01%	8.730%	84.39%	614	63.17%	48.59%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	1,565	$263,053,275.17	92.48%	8.454%	82.03%	625	49.55%	88.15%
Second Lien	397	$21,388,833.07	7.52%	11.352%	99.24%	646	47.25%	0.00%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	1,089	$140,460,000.66	49.38%	8.523%	83.69%	614	100.00%	77.81%
Limited	47	$8,076,530.75	2.84%	8.782%	86.03%	609	0.00%	67.25%
Stated	826	$135,905,576.83	47.78%	8.818%	82.78%	640	0.00%	86.21%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	732	$121,475,149.18	42.71%	8.550%	81.72%	610	53.92%	79.05%
Purchase	1,104	$145,435,700.36	51.13%	8.775%	84.56%	641	44.31%	85.11%
Rate/Term Refi	126	$17,531,258.70	6.16%	8.664%	84.19%	618	60.01%	68.90%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	92	$14,883,041.50	5.23%	8.709%	82.87%	632	39.79%	91.01%
Planned Unit Development	285	$46,206,779.39	16.24%	8.469%	83.29%	632	51.57%	81.41%
Single Family	1,495	$206,084,907.30	72.45%	8.701%	83.30%	624	50.71%	80.42%
Two to Four Family	90	$17,267,380.05	6.07%	8.833%	84.01%	639	35.93%	86.78%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	153	$18,489,893.64	6.50%	9.020%	84.07%	637	65.05%	95.48%
Owner-Occupied	1,805	$264,436,957.11	92.97%	8.648%	83.25%	626	48.51%	80.44%
Second Home	4	$1,515,257.49	0.53%	8.525%	86.18%	633	9.86%	100.00%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	1,299	$231,881,171.76	81.52%	8.416%	82.35%	629	47.13%	100.00%
Fixed Rate Mortgage	663	$52,560,936.48	18.48%	9.798%	87.59%	615	59.30%	0.00%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	33	$7,811,331.09	3.37%	6.773%	79.78%	673	93.22%	100.00%
5.000—5.999	297	$62,049,334.55	26.76%	7.789%	80.39%	638	66.02%	100.00%
6.000—6.999	599	$110,274,111.84	47.56%	8.445%	82.06%	632	32.50%	100.00%
>= 7.000	370	$51,746,394.28	22.32%	9.356%	85.73%	606	48.72%	100.00%
Total	1,299	$231,881,171.76	100.00%	8.416%	82.35%	629	47.13%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	2	$506,471.85	0.22%	6.782%	80.42%	662	86.57%	100.00%
5.000—5.499	6	$1,202,382.51	0.52%	7.053%	79.18%	620	100.00%	100.00%
5.500—5.999	30	$4,940,971.64	2.13%	7.688%	81.07%	647	68.31%	100.00%
6.000—6.499	33	$7,911,701.18	3.41%	7.487%	78.39%	665	63.33%	100.00%
6.500—6.999	60	$10,002,381.03	4.31%	7.399%	81.23%	648	76.76%	100.00%
7.000—7.499	98	$20,861,325.99	9.00%	7.487%	81.17%	641	79.55%	100.00%
7.500—7.999	218	$47,955,378.53	20.68%	7.806%	80.65%	639	51.25%	100.00%
8.000—8.499	230	$41,270,285.67	17.80%	8.269%	80.84%	638	31.64%	100.00%
8.500—8.999	267	$48,382,195.12	20.87%	8.721%	83.45%	624	32.69%	100.00%
9.000—9.499	124	$18,517,353.07	7.99%	9.234%	84.17%	612	35.05%	100.00%
9.500—9.999	134	$19,505,057.84	8.41%	9.737%	87.31%	600	44.73%	100.00%
10.000—10.499	48	$5,632,202.65	2.43%	10.209%	83.64%	579	59.55%	100.00%
10.500—10.999	33	$3,939,317.18	1.70%	10.706%	89.43%	590	55.13%	100.00%
11.000—11.499	12	$1,027,825.00	0.44%	11.175%	86.01%	563	65.43%	100.00%
11.500—11.999	3	$160,183.46	0.07%	11.575%	79.24%	569	37.42%	100.00%
12.000—12.499	1	$66,139.04	0.03%	12.300%	95.00%	543	100.00%	100.00%
Total	1,299	$231,881,171.76	100.00%	8.416%	82.35%	629	47.13%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.000—11.499	2	$682,755.82	0.29%	6.649%	80.00%	663	100.00%	100.00%
11.500—11.999	4	$669,178.28	0.29%	6.840%	67.50%	664	85.21%	100.00%
12.000—12.499	12	$3,057,993.46	1.32%	6.766%	78.35%	682	84.53%	100.00%
12.500—12.999	36	$7,362,358.28	3.18%	6.953%	80.49%	645	85.54%	100.00%
13.000—13.499	78	$15,534,252.11	6.70%	7.447%	79.66%	633	82.36%	100.00%
13.500—13.999	192	$35,154,908.34	15.16%	7.775%	81.09%	636	63.43%	100.00%
14.000—14.499	227	$41,356,099.26	17.84%	8.108%	81.09%	646	37.43%	100.00%
14.500—14.999	297	$55,726,382.92	24.03%	8.460%	82.29%	632	34.54%	100.00%
15.000—15.499	147	$26,631,489.38	11.48%	8.809%	83.14%	625	35.14%	100.00%
15.500—15.999	157	$25,681,686.50	11.08%	9.298%	86.51%	609	42.57%	100.00%
16.000—16.499	60	$8,101,104.99	3.49%	9.692%	80.77%	580	49.87%	100.00%
16.500—16.999	51	$7,192,769.41	3.10%	10.056%	87.08%	591	30.06%	100.00%
17.000—17.499	22	$2,544,538.07	1.10%	10.562%	87.87%	563	54.76%	100.00%
17.500—17.999	11	$1,991,302.89	0.86%	10.759%	90.14%	592	62.98%	100.00%
18.000—18.499	2	$134,410.11	0.06%	11.830%	92.46%	557	100.00%	100.00%
18.500—18.999	1	$59,941.94	0.03%	11.500%	80.00%	539	100.00%	100.00%
Total	1,299	$231,881,171.76	100.00%	8.416%	82.35%	629	47.13%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	4	$383,049.44	0.17%	8.846%	81.66%	641	19.38%	100.00%
2.000	27	$5,953,780.24	2.57%	8.163%	84.39%	636	43.33%	100.00%
3.000	1,262	$224,741,526.20	96.92%	8.424%	82.30%	629	47.16%	100.00%
3.010	1	$99,748.86	0.04%	6.850%	57.47%	644	100.00%	100.00%
3.050	1	$289,590.62	0.12%	7.550%	92.95%	676	100.00%	100.00%
3.150	1	$61,655.23	0.03%	9.350%	95.00%	640	100.00%	100.00%
3.250	1	$154,024.45	0.07%	8.550%	80.00%	626	0.00%	100.00%
3.900	1	$111,035.48	0.05%	7.950%	80.00%	598	100.00%	100.00%
11.000	1	$86,761.24	0.04%	8.000%	77.68%	625	100.00%	100.00%
Total	1,299	$231,881,171.76	100.00%	8.416%	82.35%	629	47.13%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	1,240	$221,807,039.50	95.66%	8.402%	82.32%	629	47.19%	100.00%
1.500	59	$10,074,132.26	4.34%	8.724%	83.03%	617	45.96%	100.00%
Total	1,299	$231,881,171.76	100.00%	8.416%	82.35%	629	47.13%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
7/1/2007	1	$63,797.26	0.03%	8.350%	80.00%	634	0.00%	100.00%
9/1/2007	2	$393,248.42	0.17%	9.159%	80.00%	595	30.88%	100.00%
4/1/2008	5	$1,201,663.54	0.52%	8.582%	84.14%	596	48.36%	100.00%
5/1/2008	7	$1,474,500.85	0.64%	8.548%	89.27%	619	10.78%	100.00%
6/1/2008	45	$8,388,314.12	3.62%	8.707%	82.31%	607	35.39%	100.00%
7/1/2008	82	$14,909,729.07	6.43%	8.328%	82.63%	622	62.27%	100.00%
8/1/2008	232	$44,783,270.58	19.31%	8.366%	82.94%	635	39.57%	100.00%
9/1/2008	739	$114,702,691.51	49.47%	8.465%	81.45%	630	50.32%	100.00%
10/1/2008	71	$22,054,508.84	9.51%	8.407%	83.43%	634	31.51%	100.00%
11/1/2008	1	$382,325.96	0.16%	8.800%	85.00%	538	100.00%	100.00%
5/1/2009	1	$565,446.16	0.24%	6.950%	90.00%	637	0.00%	100.00%
6/1/2009	5	$898,100.71	0.39%	8.105%	85.56%	617	64.76%	100.00%
7/1/2009	10	$2,013,154.34	0.87%	8.556%	87.07%	606	51.25%	100.00%
8/1/2009	19	$5,221,606.32	2.25%	8.087%	86.41%	626	43.72%	100.00%
9/1/2009	37	$6,763,743.73	2.92%	8.440%	82.96%	632	44.10%	100.00%
10/1/2009	2	$325,833.33	0.14%	9.754%	84.79%	563	28.21%	100.00%
4/1/2011	1	$343,999.08	0.15%	7.250%	97.18%	612	100.00%	100.00%
6/1/2011	1	$242,466.86	0.10%	8.660%	90.00%	611	100.00%	100.00%
7/1/2011	4	$1,298,377.78	0.56%	8.043%	88.80%	598	100.00%	100.00%
8/1/2011	7	$1,301,974.73	0.56%	8.316%	77.67%	611	76.09%	100.00%
9/1/2011	21	$3,024,812.08	1.30%	8.280%	82.36%	644	69.59%	100.00%
8/1/2016	1	$249,807.54	0.11%	6.300%	55.56%	692	100.00%	100.00%
9/1/2016	5	$1,277,798.95	0.55%	7.436%	76.47%	635	94.68%	100.00%
Total	1,299	$231,881,171.76	100.00%	8.416%	82.35%	629	47.13%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	2	$252,496.36	0.09%	8.532%	88.24%	630	64.74%	100.00%
Arizona	50	$8,952,256.56	3.15%	8.599%	79.59%	627	32.48%	82.27%
Arkansas	15	$1,178,161.97	0.41%	8.460%	83.65%	632	85.64%	87.41%
California	220	$59,820,917.98	21.03%	8.381%	83.84%	635	48.74%	80.91%
Colorado	45	$5,625,404.99	1.98%	8.848%	84.90%	626	52.51%	80.82%
Connecticut	3	$428,723.29	0.15%	9.767%	88.78%	620	0.00%	93.97%
Florida	209	$36,897,499.75	12.97%	8.848%	83.78%	621	31.53%	86.75%
Georgia	85	$9,819,066.03	3.45%	8.657%	82.79%	619	56.98%	82.53%
Hawaii	1	$375,000.00	0.13%	8.350%	62.29%	585	0.00%	100.00%
Idaho	1	$39,888.73	0.01%	8.550%	69.57%	578	100.00%	100.00%
Illinois	97	$15,934,739.87	5.60%	8.600%	83.56%	652	36.24%	89.22%
Indiana	46	$3,946,257.34	1.39%	9.262%	87.37%	606	80.20%	81.99%
Iowa	2	$136,522.85	0.05%	10.683%	90.00%	566	100.00%	100.00%
Kansas	11	$1,138,151.05	0.40%	9.335%	84.51%	590	64.88%	62.71%
Kentucky	27	$2,044,595.85	0.72%	8.683%	81.13%	631	84.92%	70.55%
Louisiana	4	$517,412.54	0.18%	9.459%	81.18%	602	68.15%	68.15%
Maryland	23	$5,407,998.25	1.90%	8.238%	80.30%	626	50.49%	92.11%
Massachusetts	7	$1,479,580.66	0.52%	9.395%	85.77%	593	41.42%	82.92%
Michigan	120	$11,849,069.38	4.17%	8.975%	84.85%	619	65.30%	87.41%
Minnesota	6	$709,875.38	0.25%	8.464%	81.61%	662	23.78%	91.96%
Mississippi	3	$239,621.58	0.08%	10.411%	87.50%	552	100.00%	100.00%
Missouri	62	$6,232,214.35	2.19%	8.879%	82.54%	613	64.33%	88.71%
Nevada	52	$9,429,595.24	3.32%	8.634%	83.90%	629	40.62%	80.94%
New Jersey	26	$6,119,316.13	2.15%	8.422%	84.21%	655	29.36%	88.32%
New Mexico	5	$634,238.14	0.22%	9.089%	83.89%	619	65.58%	40.74%
New York	42	$12,485,129.37	4.39%	8.572%	82.13%	637	13.74%	87.48%
North Carolina	84	$8,697,389.71	3.06%	8.704%	81.44%	613	66.52%	80.59%
Ohio	162	$15,170,484.98	5.33%	8.808%	85.41%	627	65.12%	79.70%
Oklahoma	33	$2,633,971.16	0.93%	9.177%	83.33%	599	81.50%	56.33%
Oregon	15	$2,950,452.67	1.04%	7.874%	82.07%	640	64.16%	82.45%
Pennsylvania	104	$9,389,168.51	3.30%	9.035%	83.56%	602	60.96%	71.37%
Rhode Island	2	$454,690.16	0.16%	6.945%	83.72%	652	59.29%	59.29%
South Carolina	25	$2,414,098.21	0.85%	9.006%	83.93%	619	83.09%	80.87%
Tennessee	46	$4,670,217.25	1.64%	8.852%	83.45%	609	65.58%	70.59%
Texas	239	$22,224,712.26	7.81%	8.929%	81.38%	614	58.56%	65.18%
Utah	13	$2,279,241.04	0.80%	8.167%	80.62%	640	47.12%	90.45%
Virginia	45	$8,029,293.04	2.82%	8.277%	83.72%	638	63.85%	84.82%
Washington	19	$2,699,325.74	0.95%	8.600%	83.07%	628	41.52%	87.84%
West Virginia	5	$483,169.23	0.17%	8.965%	85.71%	630	63.79%	90.02%
Wisconsin	3	$298,603.18	0.10%	8.801%	82.41%	640	24.07%	100.00%
Wyoming	3	$353,557.46	0.12%	8.615%	90.25%	672	100.00%	100.00%
Total	1,962	$284,442,108.24	100.00%	8.672%	83.32%	626	49.38%	81.52%

Mortgage Loan Statistics—Group I

		Minimum	Maximum
Scheduled Principal Balance	$151,901,868	$11,054	$415,771
Average Scheduled Principal Balance	$129,942
Number of Mortgage Loans	1,169

Weighted Average Gross Coupon	8.586%	5.990%	12.990%
Weighted Average FICO Score	615	510	801
Weighted Average Original LTV	82.05%	26.53%	100.00%
Weighted Average Combined Original LTV	89.10%	26.53%	100.00%
Weighted Average DTI	41.74%	20.00%	55.00%

Weighted Average Original Term	357 months	180 months	360 months
Weighted Average Stated Remaining Term	354 months	174 months	358 months
Weighted Average Seasoning	3 months	2 months	8 months

Weighted Average Gross Margin	6.444%	3.000%	7.990%
Weighted Average Minimum Interest Rate	8.314%	5.150%	11.600%
Weighted Average Maximum Interest Rate	14.616%	11.400%	17.990%
Weighted Average Initial Rate Cap	2.984%	1.000%	11.000%
Weighted Average Subsequent Rate Cap	1.022%	1.000%	1.500%
Weighted Average Months to Roll	23 months	7 months	117 months

Maturity Date		June 1,2021	October 1,2036

Adj Rate Mortgage	82.98%	Full	57.87%
Fixed Rate Mortgage	17.02%	Limited	1.80%
		Stated	40.34%
ARM—1 Yr/6 Mth	0.12%
ARM—10 Yr/6 Mth IO	0.41%	Cash-Out Refi	57.19%
ARM—2 Yr/6 Mth	37.15%	Purchase	34.68%
ARM—2 Yr/6 Mth IO	2.61%	Rate/Term Refi	8.13%
ARM—3 Yr/6 Mth	2.92%
ARM—5 Yr/6 Mth	1.42%	Condominium	4.88%
ARM—5 Yr/6 Mth IO	0.26%	Planned Unit Development	15.02%
Balloon—15 Year	0.41%	Single Family	75.73%
Balloon—2 Yr/6 Mnth	33.90%	Two to Four Family	4.36%
Balloon—3 Yr/6 Mnth	2.90%
Balloon—30 Year	3.54%	Investor	8.15%
Balloon—5 Yr/6 Mnth	1.29%	Owner-Occupied	91.58%
Fixed—15 Year	0.86%	Second Home	0.27%
Fixed—20 Year	0.36%
Fixed—30 Year	11.84%	First Lien	98.41%
		Second Lien	1.59%
Not Interest Only	96.72%
Interest Only	3.28%	Top 5 Locations:
		California	11.75%
Prepay Penalty: N/A	28.55%	Florida	9.43%
Prepay Penalty: 6 months	0.08%	Texas	9.14%
Prepay Penalty: 12 months	2.10%	Ohio	7.29%
Prepay Penalty: 24 months	49.44%	Michigan	7.05%
Prepay Penalty: 30 months	0.67%
Prepay Penalty: 36 months	19.17%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	91	$3,029,006.47	1.99%	10.596%	88.92%	622	61.99%	25.85%
50,000.01—100,000.00	446	$33,196,679.08	21.85%	8.878%	81.52%	608	69.90%	70.07%
100,000.01—150,000.00	296	$36,087,654.57	23.76%	8.684%	81.89%	616	60.85%	83.62%
150,000.01—200,000.00	141	$24,285,123.47	15.99%	8.473%	82.04%	617	56.20%	84.38%
200,000.01—250,000.00	64	$14,133,082.44	9.30%	8.562%	81.14%	622	39.32%	88.81%
250,000.01—300,000.00	55	$15,009,439.97	9.88%	8.385%	80.99%	615	43.53%	90.89%
300,000.01—350,000.00	44	$14,111,520.36	9.29%	7.877%	83.79%	622	56.72%	95.40%
350,000.01—400,000.00	26	$9,597,012.91	6.32%	8.252%	83.08%	607	65.69%	96.08%
400,000.01—450,000.00	6	$2,452,348.99	1.61%	8.568%	80.75%	616	33.02%	100.00%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	1	$322,483.14	0.21%	5.990%	80.00%	720	100.00%	100.00%
6.000—6.499	5	$934,075.68	0.61%	6.331%	70.40%	676	100.00%	86.56%
6.500—6.999	30	$6,014,497.73	3.96%	6.784%	79.11%	643	96.92%	81.25%
7.000—7.499	58	$9,645,888.84	6.35%	7.274%	79.18%	634	93.45%	86.84%
7.500—7.999	180	$28,337,225.30	18.65%	7.789%	79.40%	623	73.14%	85.83%
8.000—8.499	207	$28,113,715.54	18.51%	8.258%	80.34%	625	46.82%	85.80%
8.500—8.999	239	$33,619,308.97	22.13%	8.725%	82.76%	613	42.66%	88.98%
9.000—9.499	144	$17,684,445.51	11.64%	9.218%	82.92%	600	45.76%	82.83%
9.500—9.999	159	$17,072,424.96	11.24%	9.738%	87.26%	596	58.66%	82.01%
10.000—10.499	40	$4,055,612.09	2.67%	10.241%	83.17%	575	59.08%	71.11%
10.500—10.999	38	$2,980,371.07	1.96%	10.741%	87.54%	586	40.12%	40.18%
11.000—11.499	30	$1,619,232.70	1.07%	11.208%	90.13%	607	36.31%	30.84%
11.500—11.999	15	$656,362.90	0.43%	11.715%	90.67%	583	84.91%	9.04%
12.000—12.499	18	$544,903.96	0.36%	12.218%	97.52%	610	91.93%	0.00%
12.500—12.999	5	$301,319.87	0.20%	12.860%	93.73%	563	74.48%	0.00%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	19	$2,627,114.03	1.73%	9.189%	76.48%	520	57.17%	84.56%
525—549	77	$8,790,074.41	5.79%	9.518%	78.85%	538	66.76%	64.18%
550—574	127	$16,652,758.11	10.96%	8.960%	80.67%	563	69.18%	76.50%
575—599	222	$27,248,891.98	17.94%	8.757%	81.76%	588	75.10%	75.84%
600—624	278	$37,348,801.62	24.59%	8.464%	82.28%	612	60.64%	79.51%
625—649	205	$26,623,781.90	17.53%	8.421%	82.58%	635	43.00%	93.02%
650—674	144	$18,610,430.41	12.25%	8.450%	83.69%	661	36.93%	90.31%
675—699	55	$8,100,742.81	5.33%	7.923%	83.00%	684	55.49%	98.65%
>= 700	42	$5,899,272.99	3.88%	7.942%	84.18%	731	52.20%	93.51%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	14	$1,636,958.63	1.08%	8.047%	42.06%	586	60.51%	61.59%
50.01—55.00	8	$809,714.39	0.53%	8.453%	52.16%	594	61.90%	53.73%
55.01—60.00	21	$2,812,479.68	1.85%	7.909%	57.59%	594	76.04%	52.00%
60.01—65.00	18	$2,383,081.21	1.57%	8.954%	63.59%	591	11.63%	69.87%
65.01—70.00	36	$4,419,149.06	2.91%	8.429%	68.60%	589	62.71%	66.74%
70.01—75.00	53	$6,936,628.45	4.57%	8.583%	73.70%	582	49.77%	74.21%
75.01—79.99	92	$11,298,524.51	7.44%	8.400%	78.69%	593	63.11%	63.43%
80.00—80.00	477	$64,092,809.38	42.19%	8.248%	80.00%	630	51.92%	92.53%
80.01—85.00	107	$14,131,739.25	9.30%	8.946%	84.56%	592	57.69%	73.32%
85.01—90.00	160	$25,569,469.32	16.83%	8.839%	89.65%	608	65.23%	89.70%
90.01—95.00	82	$11,268,152.06	7.42%	9.133%	94.73%	622	77.63%	89.80%
95.01—99.99	7	$720,522.47	0.47%	8.500%	98.19%	616	67.32%	58.97%
100.00	94	$5,822,639.85	3.83%	10.094%	100.00%	646	56.63%	52.58%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	14	$1,636,958.63	1.08%	8.047%	42.06%	586	60.51%	61.59%
50.01—55.00	7	$754,884.16	0.50%	8.534%	51.95%	595	59.13%	50.37%
55.01—60.00	21	$2,812,479.68	1.85%	7.909%	57.59%	594	76.04%	52.00%
60.01—65.00	18	$2,383,081.21	1.57%	8.954%	63.59%	591	11.63%	69.87%
65.01—70.00	35	$4,364,001.99	2.87%	8.400%	68.59%	590	63.50%	66.32%
70.01—75.00	47	$6,140,526.14	4.04%	8.672%	73.69%	576	47.05%	71.92%
75.01—79.99	81	$9,862,601.04	6.49%	8.494%	78.66%	589	62.75%	59.36%
80.00—80.00	91	$12,722,799.20	8.38%	8.648%	80.00%	604	51.09%	85.26%
80.01—85.00	98	$13,149,260.63	8.66%	8.902%	84.53%	592	57.17%	72.46%
85.01—90.00	151	$25,117,471.58	16.54%	8.742%	89.10%	609	63.39%	88.97%
90.01—95.00	120	$16,665,663.86	10.97%	8.911%	90.30%	622	70.76%	90.42%
95.01—99.99	21	$2,558,192.11	1.68%	8.144%	85.30%	624	59.38%	83.60%
100.00	465	$53,733,948.03	35.37%	8.400%	82.32%	638	53.87%	90.13%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	42	$2,030,218.60	1.34%	9.818%	82.92%	605	57.72%	4.60%
240	8	$649,026.37	0.43%	8.404%	78.78%	594	85.29%	14.71%
360	1,119	$149,222,623.29	98.24%	8.570%	82.05%	615	57.75%	84.34%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	42	$2,030,218.60	1.34%	9.818%	82.92%	605	57.72%	4.60%
181—240	8	$649,026.37	0.43%	8.404%	78.78%	594	85.29%	14.71%
301—360	1,119	$149,222,623.29	98.24%	8.570%	82.05%	615	57.75%	84.34%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	1	$51,276.06	0.03%	6.250%	26.53%	582	100.00%	0.00%
20.01—25.00	46	$4,329,774.15	2.85%	8.972%	81.32%	607	56.19%	64.34%
25.01—30.00	87	$10,000,428.06	6.58%	8.769%	80.84%	609	59.87%	80.15%
30.01—35.00	146	$18,254,728.89	12.02%	8.602%	80.62%	612	57.73%	77.18%
35.01—40.00	190	$22,836,846.18	15.03%	8.595%	80.19%	619	56.08%	85.41%
40.01—45.00	276	$34,644,155.24	22.81%	8.628%	82.55%	618	56.74%	82.85%
45.01—50.00	307	$44,214,542.54	29.11%	8.511%	82.90%	613	55.00%	86.01%
50.01—55.00	116	$17,570,117.14	11.57%	8.469%	83.85%	618	68.91%	84.90%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—1 Yr/6 Mth	2	$185,229.28	0.12%	9.333%	80.00%	561	65.56%	100.00%
ARM—10 Yr/6 Mth IO	3	$618,306.40	0.41%	6.715%	65.58%	666	100.00%	100.00%
ARM—2 Yr/6 Mth	483	$56,433,445.09	37.15%	8.763%	82.69%	614	56.87%	100.00%
ARM—2 Yr/6 Mth IO	19	$3,971,973.86	2.61%	8.008%	79.57%	661	39.67%	100.00%
ARM—3 Yr/6 Mth	31	$4,441,661.89	2.92%	8.548%	83.63%	613	50.56%	100.00%
ARM—5 Yr/6 Mth	14	$2,159,515.63	1.42%	8.563%	81.03%	617	78.28%	100.00%
ARM—5 Yr/6 Mth IO	3	$389,341.75	0.26%	8.566%	80.00%	663	72.67%	100.00%
Balloon—15 Year	18	$623,055.32	0.41%	11.195%	99.94%	655	57.33%	0.00%
Balloon—2 Yr/6 Mnth	284	$51,490,899.76	33.90%	8.277%	81.89%	624	51.70%	100.00%
Balloon—3 Yr/6 Mnth	21	$4,399,545.39	2.90%	8.421%	86.94%	600	66.72%	100.00%
Balloon—30 Year	41	$5,378,828.15	3.54%	8.472%	80.67%	605	67.99%	0.00%
Balloon—5 Yr/6 Mnth	9	$1,953,604.76	1.29%	7.831%	88.34%	620	95.54%	100.00%
Fixed—15 Year	23	$1,313,810.53	0.86%	9.251%	75.06%	581	54.90%	0.00%
Fixed—20 Year	7	$553,577.29	0.36%	8.414%	78.58%	583	100.00%	0.00%
Fixed—30 Year	211	$17,989,073.16	11.84%	9.133%	79.94%	589	69.82%	0.00%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Ony	25	$4,979,622.01	3.28%	7.891%	77.87%	662	49.74%	100.00%
Not Interest Only	1,144	$146,922,246.25	96.72%	8.609%	82.19%	613	58.14%	82.40%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	1,144	$146,922,246.25	96.72%	8.609%	82.19%	613	58.14%	82.40%
24	1	$86,761.24	0.06%	8.000%	77.68%	625	100.00%	100.00%
60	18	$3,885,212.62	2.56%	8.008%	79.61%	662	38.33%	100.00%
84	3	$389,341.75	0.26%	8.566%	80.00%	663	72.67%	100.00%
120	3	$618,306.40	0.41%	6.715%	65.58%	666	100.00%	100.00%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	348	$43,370,904.02	28.55%	8.654%	81.22%	618	52.77%	80.06%
6	1	$114,465.19	0.08%	10.250%	90.00%	551	100.00%	100.00%
12	13	$3,184,019.15	2.10%	8.331%	78.28%	607	58.28%	83.37%
24	548	$75,103,335.55	49.44%	8.506%	82.56%	619	55.92%	98.23%
30	4	$1,014,200.01	0.67%	8.332%	81.95%	607	73.20%	74.04%
36	255	$29,114,944.34	19.17%	8.721%	82.34%	601	69.74%	48.18%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	1,096	$149,481,454.73	98.41%	8.542%	81.77%	614	58.01%	84.32%
Second Lien	73	$2,420,413.53	1.59%	11.284%	99.23%	644	49.13%	0.00%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	720	$87,898,910.58	57.87%	8.409%	82.62%	608	100.00%	79.69%
Limited	25	$2,731,479.38	1.80%	8.437%	81.54%	594	0.00%	51.68%
Stated	424	$61,271,478.30	40.34%	8.847%	81.25%	626	0.00%	89.08%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	569	$86,874,004.44	57.19%	8.542%	81.04%	604	56.96%	79.39%
Purchase	502	$52,680,395.04	34.68%	8.625%	83.50%	635	57.63%	92.08%
Rate/Term Refi	98	$12,347,468.78	8.13%	8.730%	83.00%	607	65.24%	69.42%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	41	$7,407,694.96	4.88%	8.591%	81.95%	632	48.98%	98.80%
Planned Unit Development	156	$22,823,069.45	15.02%	8.351%	81.87%	624	55.83%	86.70%
Single Family	925	$115,040,849.92	75.73%	8.618%	81.87%	611	58.83%	80.91%
Two to Four Family	47	$6,630,253.93	4.36%	8.834%	85.93%	624	58.15%	88.27%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	109	$12,379,830.46	8.15%	8.951%	84.01%	635	62.60%	96.15%
Owner-Occupied	1,058	$139,116,454.73	91.58%	8.555%	81.86%	613	57.51%	81.75%
Second Home	2	$405,583.07	0.27%	8.216%	85.47%	683	36.86%	100.00%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	869	$126,043,523.81	82.98%	8.494%	82.41%	619	55.58%	100.00%
Fixed Rate Mortgage	300	$25,858,344.45	17.02%	9.036%	80.30%	594	69.02%	0.00%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	19	$3,931,683.28	3.12%	7.021%	81.08%	652	88.26%	100.00%
5.000—5.999	205	$34,085,617.25	27.04%	7.808%	80.35%	630	74.81%	100.00%
6.000—6.999	388	$55,403,410.83	43.96%	8.544%	81.66%	620	43.45%	100.00%
>= 7.000	257	$32,622,812.45	25.88%	9.301%	85.99%	602	52.14%	100.00%
Total	869	$126,043,523.81	100.00%	8.494%	82.41%	619	55.58%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.000—5.499	5	$847,830.02	0.67%	7.033%	78.83%	630	100.00%	100.00%
5.500—5.999	23	$3,382,549.89	2.68%	7.781%	81.56%	648	75.86%	100.00%
6.000—6.499	17	$2,949,445.01	2.34%	7.673%	78.33%	650	71.51%	100.00%
6.500—6.999	45	$6,774,897.41	5.38%	7.432%	80.77%	642	82.31%	100.00%
7.000—7.499	64	$10,036,995.28	7.96%	7.639%	81.20%	630	92.90%	100.00%
7.500—7.999	138	$22,224,892.43	17.63%	7.864%	80.48%	624	67.95%	100.00%
8.000—8.499	148	$21,627,391.93	17.16%	8.266%	81.16%	629	41.19%	100.00%
8.500—8.999	180	$27,365,999.88	21.71%	8.714%	83.18%	616	39.28%	100.00%
9.000—9.499	101	$13,489,156.05	10.70%	9.216%	83.47%	605	40.77%	100.00%
9.500—9.999	107	$12,892,843.03	10.23%	9.748%	87.77%	598	55.56%	100.00%
10.000—10.499	24	$2,883,915.25	2.29%	10.229%	84.41%	573	65.57%	100.00%
10.500—10.999	11	$1,097,798.18	0.87%	10.793%	83.59%	586	23.45%	100.00%
11.000—11.499	5	$410,479.57	0.33%	11.161%	80.06%	576	13.43%	100.00%
11.500—11.999	1	$59,329.88	0.05%	11.600%	85.00%	598	0.00%	100.00%
Total	869	$126,043,523.81	100.00%	8.494%	82.41%	619	55.58%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.000—11.499	1	$255,576.27	0.20%	7.400%	80.00%	609	100.00%	100.00%
11.500—11.999	3	$570,223.72	0.45%	6.561%	65.33%	669	100.00%	100.00%
12.000—12.499	6	$1,241,345.77	0.98%	6.987%	77.08%	655	70.35%	100.00%
12.500—12.999	22	$4,009,518.60	3.18%	6.950%	80.62%	640	92.30%	100.00%
13.000—13.499	55	$8,677,328.61	6.88%	7.444%	79.44%	633	88.89%	100.00%
13.500—13.999	141	$21,299,645.43	16.90%	7.780%	81.01%	627	78.77%	100.00%
14.000—14.499	142	$19,681,186.73	15.61%	8.251%	81.82%	636	45.51%	100.00%
14.500—14.999	196	$29,337,890.38	23.28%	8.617%	82.34%	620	40.16%	100.00%
15.000—15.499	112	$16,061,940.49	12.74%	8.932%	83.20%	614	43.11%	100.00%
15.500—15.999	118	$15,310,965.64	12.15%	9.435%	87.85%	600	56.10%	100.00%
16.000—16.499	34	$4,743,845.81	3.76%	9.560%	80.16%	577	43.75%	100.00%
16.500—16.999	23	$2,954,111.19	2.34%	9.949%	83.53%	576	30.88%	100.00%
17.000—17.499	12	$1,365,801.83	1.08%	10.517%	85.48%	561	58.86%	100.00%
17.500—17.999	4	$534,143.34	0.42%	10.993%	83.19%	596	21.51%	100.00%
Total	869	$126,043,523.81	100.00%	8.494%	82.41%	619	55.58%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	3	$307,049.44	0.24%	9.179%	82.07%	622	24.18%	100.00%
2.000	13	$2,211,603.56	1.75%	8.384%	84.37%	608	71.42%	100.00%
3.000	847	$122,722,054.93	97.36%	8.498%	82.37%	619	55.20%	100.00%
3.010	1	$99,748.86	0.08%	6.850%	57.47%	644	100.00%	100.00%
3.050	1	$289,590.62	0.23%	7.550%	92.95%	676	100.00%	100.00%
3.150	1	$61,655.23	0.05%	9.350%	95.00%	640	100.00%	100.00%
3.250	1	$154,024.45	0.12%	8.550%	80.00%	626	0.00%	100.00%
3.900	1	$111,035.48	0.09%	7.950%	80.00%	598	100.00%	100.00%
11.000	1	$86,761.24	0.07%	8.000%	77.68%	625	100.00%	100.00%
Total	869	$126,043,523.81	100.00%	8.494%	82.41%	619	55.58%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	833	$120,371,979.79	95.50%	8.485%	82.37%	620	55.95%	100.00%
1.500	36	$5,671,544.02	4.50%	8.670%	83.26%	608	47.74%	100.00%
Total	869	$126,043,523.81	100.00%	8.494%	82.41%	619	55.58%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
7/1/2007	1	$63,797.26	0.05%	8.350%	80.00%	634	0.00%	100.00%
9/1/2007	1	$121,432.02	0.10%	9.850%	80.00%	522	100.00%	100.00%
4/1/2008	2	$136,932.38	0.11%	9.794%	92.79%	607	63.94%	100.00%
5/1/2008	5	$703,280.45	0.56%	8.925%	91.51%	621	22.61%	100.00%
6/1/2008	33	$5,062,272.97	4.02%	8.674%	82.62%	608	40.00%	100.00%
7/1/2008	52	$7,649,079.92	6.07%	8.270%	83.80%	616	75.23%	100.00%
8/1/2008	137	$20,627,935.91	16.37%	8.506%	83.10%	617	52.49%	100.00%
9/1/2008	525	$70,331,222.99	55.80%	8.516%	81.45%	622	54.55%	100.00%
10/1/2008	31	$7,003,268.13	5.56%	8.566%	83.92%	626	38.35%	100.00%
11/1/2008	1	$382,325.96	0.30%	8.800%	85.00%	538	100.00%	100.00%
6/1/2009	5	$898,100.71	0.71%	8.105%	85.56%	617	64.76%	100.00%
7/1/2009	9	$1,742,764.42	1.38%	8.681%	88.17%	596	59.20%	100.00%
8/1/2009	8	$1,994,359.08	1.58%	8.296%	86.09%	606	50.62%	100.00%
9/1/2009	28	$3,880,149.74	3.08%	8.475%	83.53%	613	63.57%	100.00%
10/1/2009	2	$325,833.33	0.26%	9.754%	84.79%	563	28.21%	100.00%
4/1/2011	1	$343,999.08	0.27%	7.250%	97.18%	612	100.00%	100.00%
6/1/2011	1	$242,466.86	0.19%	8.660%	90.00%	611	100.00%	100.00%
7/1/2011	3	$804,654.12	0.64%	8.382%	88.07%	585	100.00%	100.00%
8/1/2011	5	$811,758.90	0.64%	8.185%	76.34%	616	100.00%	100.00%
9/1/2011	16	$2,299,583.18	1.82%	8.325%	82.91%	640	71.19%	100.00%
8/1/2016	1	$249,807.54	0.20%	6.300%	55.56%	692	100.00%	100.00%
9/1/2016	2	$368,498.86	0.29%	6.996%	72.37%	648	100.00%	100.00%
Total	869	$126,043,523.81	100.00%	8.494%	82.41%	619	55.58%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	2	$252,496.36	0.17%	8.532%	88.24%	630	64.74%	100.00%
Arizona	30	$5,398,102.99	3.55%	8.414%	77.26%	622	34.82%	82.15%
Arkansas	8	$771,032.26	0.51%	8.388%	82.58%	619	89.27%	95.73%
California	60	$17,854,970.31	11.75%	8.042%	79.74%	613	54.88%	93.52%
Colorado	28	$4,536,411.53	2.99%	8.478%	83.27%	627	49.41%	90.10%
Connecticut	2	$402,864.41	0.27%	9.615%	88.06%	619	0.00%	100.00%
Florida	88	$14,318,367.18	9.43%	8.743%	80.92%	599	42.48%	87.95%
Georgia	67	$7,817,439.45	5.15%	8.733%	82.72%	613	60.46%	82.34%
Idaho	1	$39,888.73	0.03%	8.550%	69.57%	578	100.00%	100.00%
Illinois	52	$7,744,154.48	5.10%	8.530%	84.05%	632	58.08%	90.15%
Indiana	40	$3,581,951.97	2.36%	9.146%	87.56%	608	78.19%	81.95%
Kansas	6	$689,274.27	0.45%	8.836%	83.66%	591	48.42%	55.46%
Kentucky	18	$1,334,024.95	0.88%	8.706%	80.70%	617	76.89%	72.34%
Louisiana	3	$442,579.21	0.29%	9.210%	87.45%	614	62.76%	62.76%
Maryland	12	$3,157,496.31	2.08%	8.115%	79.59%	621	38.66%	100.00%
Massachusetts	4	$1,226,934.60	0.81%	9.194%	83.09%	580	44.98%	100.00%
Michigan	105	$10,709,201.39	7.05%	8.925%	84.57%	617	64.61%	87.96%
Minnesota	5	$691,897.74	0.46%	8.415%	81.13%	663	21.80%	94.35%
Missouri	42	$4,345,907.52	2.86%	8.704%	83.30%	607	74.86%	90.75%
Nevada	24	$5,122,455.03	3.37%	8.197%	83.29%	626	51.38%	90.97%
New Jersey	13	$3,123,097.85	2.06%	7.965%	77.56%	630	45.38%	91.01%
New Mexico	4	$541,551.11	0.36%	8.770%	81.99%	608	76.80%	47.71%
New York	9	$2,397,135.02	1.58%	8.317%	83.21%	627	26.89%	85.19%
North Carolina	63	$6,493,743.32	4.27%	8.625%	82.07%	616	67.55%	81.63%
Ohio	115	$11,079,288.38	7.29%	8.686%	84.58%	624	71.30%	81.63%
Oklahoma	21	$1,657,746.12	1.09%	8.991%	83.04%	596	79.13%	42.27%
Oregon	5	$789,625.29	0.52%	7.973%	78.33%	624	68.37%	63.82%
Pennsylvania	78	$7,200,356.17	4.74%	9.031%	83.26%	596	60.73%	69.18%
Rhode Island	2	$454,690.16	0.30%	6.945%	83.72%	652	59.29%	59.29%
South Carolina	16	$1,847,602.96	1.22%	8.795%	81.97%	624	80.58%	83.34%
Tennessee	34	$3,122,497.56	2.06%	8.875%	83.75%	601	65.60%	59.37%
Texas	157	$13,890,164.91	9.14%	8.864%	79.22%	604	62.61%	59.63%
Utah	8	$1,457,725.52	0.96%	8.149%	80.30%	636	60.58%	88.39%
Virginia	28	$4,910,786.67	3.23%	8.239%	84.37%	624	65.50%	91.62%
Washington	10	$1,466,117.48	0.97%	8.293%	80.05%	641	26.68%	92.23%
West Virginia	3	$380,128.41	0.25%	8.708%	81.84%	629	53.98%	90.81%
Wisconsin	3	$298,603.18	0.20%	8.801%	82.41%	640	24.07%	100.00%
Wyoming	3	$353,557.46	0.23%	8.615%	90.25%	672	100.00%	100.00%
Total	1,169	$151,901,868.26	100.00%	8.586%	82.05%	615	57.87%	82.98%

Mortgage Loan Statistics—Group II

		Minimum	Maximum
Scheduled Principal Balance	$132,540,240	$11,507	$768,406
Average Scheduled Principal Balance	$167,138
Number of Mortgage Loans	793

Weighted Average Gross Coupon	8.770%	6.200%	13.740%
Weighted Average FICO Score	639	518	834
Weighted Average Original LTV	84.78%	44.12%	100.00%
Weighted Average Combined Original LTV	94.81%	44.12%	100.00%
Weighted Average DTI	40.75%	2.70%	55.00%

Weighted Average Original Term	344 months	180 months	360 months
Weighted Average Stated Remaining Term	341 months	172 months	358 months
Weighted Average Seasoning	4 months	2 months	9 months

Weighted Average Gross Margin	6.377%	3.000%	10.800%
Weighted Average Minimum Interest Rate	8.195%	4.750%	12.300%
Weighted Average Maximum Interest Rate	14.634%	11.000%	18.500%
Weighted Average Initial Rate Cap	2.963%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.021%	1.000%	1.500%
Weighted Average Months to Roll	23 months	9 months	117 months

Maturity Date		April 1,2021	October 1,2036

Adj Rate Mortgage	79.85%	Full	39.66%
Fixed Rate Mortgage	20.15%	Limited	4.03%
		Stated	56.31%
ARM—10 Yr/6 Mth IO	0.69%
ARM—2 Yr/6 Mth	27.20%	Cash-Out Refi	26.11%
ARM—2 Yr/6 Mth IO	16.98%	Purchase	69.98%
ARM—3 Yr/6 Mth	2.16%	Rate/Term Refi	3.91%
ARM—3 Yr/6 Mth IO	1.52%
ARM—5 Yr/6 Mth	0.48%	Condominium	5.64%
Balloon—1 Yr/6 Mnth	0.21%	Planned Unit Development	17.64%
Balloon—15 Year	8.21%	Single Family	68.69%
Balloon—2 Yr/6 Mnth	28.26%	Two to Four Family	8.03%
Balloon—3 Yr/6 Mnth	1.56%
Balloon—30 Year	2.58%	Investor	4.61%
Balloon—5 Yr/6 Mnth	0.81%	Owner-Occupied	94.55%
Fixed—15 Year	0.43%	Second Home	0.84%
Fixed—30 Year	8.93%
		First Lien	85.69%
Not Interest Only	80.82%	Second Lien	14.31%
Interest Only	19.18%
		Top 5 Locations:
Prepay Penalty: N/A	28.25%	California	31.66%
Prepay Penalty: 12 months	6.75%	Florida	17.04%
Prepay Penalty: 24 months	50.45%	New York	7.61%
Prepay Penalty: 36 months	14.55%	Texas	6.29%
		Illinois	6.18%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	170	$5,447,226.54	4.11%	11.362%	97.37%	633	55.60%	6.67%
50,000.01—100,000.00	214	$15,577,787.76	11.75%	10.570%	92.54%	632	52.50%	33.96%
100,000.01—150,000.00	101	$12,401,625.62	9.36%	9.534%	87.31%	635	43.38%	68.51%
150,000.01—200,000.00	62	$10,959,609.24	8.27%	8.947%	83.96%	632	38.23%	82.68%
200,000.01—250,000.00	57	$12,865,626.28	9.71%	8.369%	80.91%	638	34.50%	96.64%
250,000.01—300,000.00	50	$13,627,819.39	10.28%	8.309%	82.15%	631	42.23%	91.99%
300,000.01—350,000.00	30	$9,792,735.03	7.39%	7.933%	80.64%	644	30.24%	96.66%
350,000.01—400,000.00	25	$9,396,205.73	7.09%	8.087%	82.79%	656	43.85%	96.09%
400,000.01—450,000.00	26	$11,097,928.77	8.37%	8.171%	81.71%	644	27.17%	92.43%
450,000.01—500,000.00	27	$12,738,138.71	9.61%	7.940%	82.17%	647	41.00%	85.44%
500,000.01—550,000.00	10	$5,232,757.67	3.95%	7.888%	84.09%	666	30.05%	100.00%
550,000.01—600,000.00	7	$4,049,142.31	3.06%	7.979%	84.82%	637	27.63%	100.00%
600,000.01—650,000.00	6	$3,740,369.03	2.82%	8.722%	84.58%	635	0.00%	83.57%
650,000.01—700,000.00	5	$3,386,669.76	2.56%	7.854%	82.57%	639	40.01%	100.00%
700,000.01—750,000.00	2	$1,458,192.47	1.10%	8.345%	84.93%	622	100.00%	100.00%
750,000.01—800,000.00	1	$768,405.67	0.58%	10.650%	100.00%	627	100.00%	100.00%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
6.000—6.499	5	$1,878,792.10	1.42%	6.320%	79.24%	715	100.00%	100.00%
6.500—6.999	14	$3,816,965.55	2.88%	6.785%	80.91%	664	71.21%	81.88%
7.000—7.499	39	$13,126,896.68	9.90%	7.255%	80.65%	643	72.27%	86.79%
7.500—7.999	90	$28,379,741.92	21.41%	7.759%	80.98%	651	37.02%	96.13%
8.000—8.499	90	$21,873,793.30	16.50%	8.244%	80.07%	647	23.89%	97.31%
8.500—8.999	100	$23,115,402.75	17.44%	8.722%	83.94%	636	24.77%	94.60%
9.000—9.499	32	$6,415,309.61	4.84%	9.281%	85.55%	625	20.86%	86.50%
9.500—9.999	63	$8,796,488.61	6.64%	9.749%	88.00%	608	33.13%	76.84%
10.000—10.499	60	$5,583,652.77	4.21%	10.249%	89.67%	622	53.89%	53.90%
10.500—10.999	82	$6,761,629.93	5.10%	10.750%	95.83%	631	40.47%	42.95%
11.000—11.499	63	$4,221,872.24	3.19%	11.231%	96.72%	643	40.04%	14.62%
11.500—11.999	54	$3,205,323.24	2.42%	11.717%	98.34%	629	48.80%	3.15%
12.000—12.499	57	$2,815,071.92	2.12%	12.222%	99.78%	619	71.34%	2.35%
12.500—12.999	35	$2,061,039.36	1.56%	12.692%	99.75%	618	74.46%	0.00%
13.000—13.499	6	$288,475.20	0.22%	13.075%	100.00%	611	48.48%	0.00%
13.500—13.999	3	$199,784.80	0.15%	13.638%	100.00%	621	42.46%	0.00%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	1	$277,100.00	0.21%	10.600%	85.00%	518	0.00%	100.00%
525—549	21	$3,226,266.90	2.43%	9.582%	79.44%	537	59.99%	70.78%
550—574	41	$6,349,022.27	4.79%	9.662%	82.47%	564	41.98%	94.51%
575—599	79	$16,052,085.44	12.11%	8.507%	81.88%	590	72.34%	76.68%
600—624	188	$23,921,292.92	18.05%	9.278%	88.40%	614	63.42%	71.56%
625—649	187	$33,395,885.16	25.20%	8.771%	84.59%	635	21.42%	85.00%
650—674	154	$21,659,635.75	16.34%	8.688%	86.06%	662	30.05%	73.02%
675—699	53	$12,744,080.06	9.62%	8.199%	84.22%	683	22.58%	82.74%
>= 700	69	$14,914,871.48	11.25%	8.257%	83.26%	730	31.09%	87.85%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	2	$162,023.46	0.12%	8.627%	47.28%	582	100.00%	100.00%
50.01—55.00	1	$78,704.20	0.06%	10.450%	50.84%	528	100.00%	100.00%
55.01—60.00	3	$577,016.52	0.44%	8.491%	57.37%	590	38.03%	100.00%
60.01—65.00	3	$456,027.72	0.34%	8.429%	62.59%	584	17.77%	82.23%
65.01—70.00	8	$1,776,081.42	1.34%	8.528%	68.64%	637	45.18%	95.87%
70.01—75.00	21	$4,550,635.55	3.43%	8.900%	73.80%	603	37.02%	83.64%
75.01—79.99	18	$5,339,347.57	4.03%	7.791%	78.37%	652	49.25%	99.00%
80.00—80.00	282	$68,530,860.75	51.71%	8.049%	80.00%	650	35.35%	95.37%
80.01—85.00	32	$6,549,528.05	4.94%	8.845%	84.42%	592	40.96%	72.73%
85.01—90.00	58	$14,073,847.74	10.62%	8.621%	89.61%	615	41.32%	91.68%
90.01—95.00	54	$9,890,366.26	7.46%	9.470%	94.85%	638	38.33%	81.44%
95.01—99.99	18	$1,639,408.93	1.24%	10.256%	98.12%	656	74.58%	39.25%
100.00	293	$18,916,391.81	14.27%	11.253%	100.00%	646	48.46%	11.25%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	2	$162,023.46	0.12%	8.627%	47.28%	582	100.00%	100.00%
50.01—55.00	1	$78,704.20	0.06%	10.450%	50.84%	528	100.00%	100.00%
55.01—60.00	3	$577,016.52	0.44%	8.491%	57.37%	590	38.03%	100.00%
60.01—65.00	3	$456,027.72	0.34%	8.429%	62.59%	584	17.77%	82.23%
65.01—70.00	5	$566,315.81	0.43%	9.108%	69.39%	553	60.02%	87.06%
70.01—75.00	20	$4,408,535.51	3.33%	8.938%	73.76%	602	34.99%	83.11%
75.01—79.99	11	$3,164,160.11	2.39%	7.905%	77.73%	645	49.09%	98.31%
80.00—80.00	31	$4,983,621.67	3.76%	8.696%	80.00%	619	33.59%	87.14%
80.01—85.00	26	$6,450,595.61	4.87%	8.689%	82.54%	598	39.69%	72.32%
85.01—90.00	52	$13,293,711.73	10.03%	8.521%	88.04%	621	39.01%	89.71%
90.01—95.00	77	$15,982,865.21	12.06%	8.867%	88.94%	638	39.16%	83.59%
95.01—99.99	32	$4,877,512.36	3.68%	8.600%	87.12%	649	65.81%	79.58%
100.00	530	$77,539,150.07	58.50%	8.841%	85.18%	651	38.30%	76.35%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	172	$11,439,956.55	8.63%	11.425%	99.06%	648	52.17%	0.00%
360	621	$121,100,283.43	91.37%	8.519%	83.43%	639	38.47%	87.40%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	172	$11,439,956.55	8.63%	11.425%	99.06%	648	52.17%	0.00%
301—360	621	$121,100,283.43	91.37%	8.519%	83.43%	639	38.47%	87.40%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	62	$8,117,157.95	6.12%	8.365%	81.72%	632	74.65%	76.68%
20.01—25.00	18	$2,565,553.73	1.94%	8.525%	83.78%	648	47.00%	94.71%
25.01—30.00	46	$6,246,879.47	4.71%	8.745%	83.17%	644	43.18%	80.19%
30.01—35.00	60	$7,912,412.34	5.97%	8.717%	83.40%	634	40.68%	84.11%
35.01—40.00	122	$22,716,332.72	17.14%	8.605%	85.00%	646	35.97%	83.87%
40.01—45.00	197	$32,868,189.33	24.80%	9.029%	85.41%	636	38.52%	78.70%
45.01—50.00	222	$40,251,874.17	30.37%	8.796%	85.69%	639	30.47%	79.69%
50.01—55.00	66	$11,861,840.27	8.95%	8.661%	83.59%	640	52.99%	71.85%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—10 Yr/6 Mth IO	3	$909,300.09	0.69%	7.614%	78.13%	630	92.52%	100.00%
ARM—2 Yr/6 Mth	193	$36,047,252.51	27.20%	8.763%	84.03%	634	48.88%	100.00%
ARM—2 Yr/6 Mth IO	71	$22,499,223.42	16.98%	8.044%	80.23%	644	39.74%	100.00%
ARM—3 Yr/6 Mth	8	$2,865,082.26	2.16%	7.560%	87.21%	641	49.58%	100.00%
ARM—3 Yr/6 Mth IO	7	$2,009,248.32	1.52%	8.362%	83.92%	679	10.55%	100.00%
ARM—5 Yr/6 Mth	4	$637,689.64	0.48%	8.756%	80.73%	611	32.78%	100.00%
Balloon—1 Yr/6 Mnth	1	$271,816.40	0.21%	8.850%	80.00%	628	0.00%	100.00%
Balloon—15 Year	153	$10,875,825.45	8.21%	11.454%	99.56%	650	51.42%	0.00%
Balloon—2 Yr/6 Mnth	132	$37,454,209.83	28.26%	8.147%	81.46%	644	23.78%	100.00%
Balloon—3 Yr/6 Mnth	7	$2,072,346.73	1.56%	8.420%	82.29%	623	7.59%	100.00%
Balloon—30 Year	9	$3,423,170.05	2.58%	8.472%	82.85%	600	46.76%	0.00%
Balloon—5 Yr/6 Mnth	4	$1,071,478.75	0.81%	7.652%	84.55%	643	86.94%	100.00%
Fixed—15 Year	19	$564,131.10	0.43%	10.872%	89.36%	620	66.72%	0.00%
Fixed—30 Year	182	$11,839,465.43	8.93%	10.276%	93.82%	634	48.58%	0.00%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Ony	81	$25,417,771.83	19.18%	8.054%	80.45%	646	39.32%	100.00%
Not Interest Only	712	$107,122,468.15	80.82%	8.940%	85.81%	638	39.74%	75.07%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	712	$107,122,468.15	80.82%	8.940%	85.81%	638	39.74%	75.07%
24	1	$40,499.98	0.03%	10.475%	90.00%	660	100.00%	100.00%
60	75	$24,249,471.76	18.30%	8.063%	80.56%	647	37.58%	100.00%
120	5	$1,127,800.09	0.85%	7.780%	77.86%	631	74.60%	100.00%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	234	$37,439,829.54	28.25%	8.957%	84.55%	654	30.77%	83.60%
12	37	$8,949,379.38	6.75%	8.982%	84.98%	639	29.49%	75.49%
24	365	$66,870,547.27	50.45%	8.645%	84.10%	633	42.08%	87.17%
36	157	$19,280,483.79	14.55%	8.744%	87.49%	634	53.24%	49.21%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	469	$113,571,820.44	85.69%	8.338%	82.36%	638	38.43%	93.19%
Second Lien	324	$18,968,419.54	14.31%	11.360%	99.24%	647	47.01%	0.00%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	369	$52,561,090.08	39.66%	8.715%	85.48%	626	100.00%	74.66%
Limited	22	$5,345,051.37	4.03%	8.959%	88.32%	617	0.00%	75.21%
Stated	402	$74,634,098.53	56.31%	8.795%	84.03%	651	0.00%	83.85%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	163	$34,601,144.74	26.11%	8.569%	83.43%	626	46.29%	78.19%
Purchase	602	$92,755,305.32	69.98%	8.860%	85.16%	644	36.74%	81.15%
Rate/Term Refi	28	$5,183,789.92	3.91%	8.505%	87.02%	644	47.55%	67.68%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	51	$7,475,346.54	5.64%	8.826%	83.79%	633	30.69%	83.28%
Planned Unit Development	129	$23,383,709.94	17.64%	8.584%	84.67%	639	47.41%	76.23%
Single Family	570	$91,044,057.38	68.69%	8.806%	85.12%	639	40.45%	79.80%
Two to Four Family	43	$10,637,126.12	8.03%	8.832%	82.81%	649	22.09%	85.84%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	44	$6,110,063.18	4.61%	9.160%	84.20%	641	70.03%	94.10%
Owner-Occupied	747	$125,320,502.38	94.55%	8.752%	84.79%	640	38.53%	78.98%
Second Home	2	$1,109,674.42	0.84%	8.638%	86.44%	615	0.00%	100.00%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	430	$105,837,647.95	79.85%	8.324%	82.29%	640	37.08%	100.00%
Fixed Rate Mortgage	363	$26,702,592.03	20.15%	10.537%	94.66%	636	49.89%	0.00%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	14	$3,879,647.81	3.67%	6.521%	78.47%	694	98.25%	100.00%
5.000—5.999	92	$27,963,717.30	26.42%	7.765%	80.43%	647	55.31%	100.00%
6.000—6.999	211	$54,870,701.01	51.84%	8.345%	82.46%	643	21.44%	100.00%
>= 7.000	113	$19,123,581.83	18.07%	9.449%	85.29%	613	42.88%	100.00%
Total	430	$105,837,647.95	100.00%	8.324%	82.29%	640	37.08%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	2	$506,471.85	0.48%	6.782%	80.42%	662	86.57%	100.00%
5.000—5.499	1	$354,552.49	0.33%	7.100%	80.00%	597	100.00%	100.00%
5.500—5.999	7	$1,558,421.75	1.47%	7.487%	80.00%	645	51.92%	100.00%
6.000—6.499	16	$4,962,256.17	4.69%	7.376%	78.43%	675	58.47%	100.00%
6.500—6.999	15	$3,227,483.62	3.05%	7.327%	82.19%	661	65.10%	100.00%
7.000—7.499	34	$10,824,330.71	10.23%	7.345%	81.14%	650	67.17%	100.00%
7.500—7.999	80	$25,730,486.10	24.31%	7.755%	80.79%	652	36.83%	100.00%
8.000—8.499	82	$19,642,893.74	18.56%	8.272%	80.48%	648	21.12%	100.00%
8.500—8.999	87	$21,016,195.24	19.86%	8.731%	83.80%	634	24.12%	100.00%
9.000—9.499	23	$5,028,197.02	4.75%	9.281%	86.04%	629	19.70%	100.00%
9.500—9.999	27	$6,612,214.81	6.25%	9.717%	86.42%	605	23.59%	100.00%
10.000—10.499	24	$2,748,287.40	2.60%	10.188%	82.84%	585	53.23%	100.00%
10.500—10.999	22	$2,841,519.00	2.68%	10.672%	91.68%	592	67.37%	100.00%
11.000—11.499	7	$617,345.43	0.58%	11.184%	89.97%	555	100.00%	100.00%
11.500—11.999	2	$100,853.58	0.10%	11.561%	75.85%	551	59.43%	100.00%
12.000—12.499	1	$66,139.04	0.06%	12.300%	95.00%	543	100.00%	100.00%
Total	430	$105,837,647.95	100.00%	8.324%	82.29%	640	37.08%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.000—11.499	1	$427,179.55	0.40%	6.200%	80.00%	696	100.00%	100.00%
11.500—11.999	1	$98,954.56	0.09%	8.450%	80.00%	630	0.00%	100.00%
12.000—12.499	6	$1,816,647.69	1.72%	6.615%	79.21%	701	94.22%	100.00%
12.500—12.999	14	$3,352,839.68	3.17%	6.957%	80.34%	651	77.45%	100.00%
13.000—13.499	23	$6,856,923.50	6.48%	7.452%	79.94%	633	74.10%	100.00%
13.500—13.999	51	$13,855,262.91	13.09%	7.768%	81.23%	650	39.85%	100.00%
14.000—14.499	85	$21,674,912.53	20.48%	7.979%	80.42%	655	30.09%	100.00%
14.500—14.999	101	$26,388,492.54	24.93%	8.285%	82.24%	646	28.30%	100.00%
15.000—15.499	35	$10,569,548.89	9.99%	8.622%	83.05%	642	23.01%	100.00%
15.500—15.999	39	$10,370,720.86	9.80%	9.096%	84.52%	622	22.60%	100.00%
16.000—16.499	26	$3,357,259.18	3.17%	9.878%	81.62%	585	58.51%	100.00%
16.500—16.999	28	$4,238,658.22	4.00%	10.131%	89.55%	601	29.50%	100.00%
17.000—17.499	10	$1,178,736.24	1.11%	10.615%	90.64%	567	50.02%	100.00%
17.500—17.999	7	$1,457,159.55	1.38%	10.673%	92.69%	591	78.18%	100.00%
18.000—18.499	2	$134,410.11	0.13%	11.830%	92.46%	557	100.00%	100.00%
18.500—18.999	1	$59,941.94	0.06%	11.500%	80.00%	539	100.00%	100.00%
Total	430	$105,837,647.95	100.00%	8.324%	82.29%	640	37.08%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	1	$76,000.00	0.07%	7.500%	80.00%	722	0.00%	100.00%
2.000	14	$3,742,176.68	3.54%	8.031%	84.40%	652	26.73%	100.00%
3.000	415	$102,019,471.27	96.39%	8.336%	82.21%	640	37.48%	100.00%
Total	430	$105,837,647.95	100.00%	8.324%	82.29%	640	37.08%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	407	$101,435,059.71	95.84%	8.304%	82.27%	641	36.79%	100.00%
1.500	23	$4,402,588.24	4.16%	8.794%	82.73%	629	43.67%	100.00%
Total	430	$105,837,647.95	100.00%	8.324%	82.29%	640	37.08%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
9/1/2007	1	$271,816.40	0.26%	8.850%	80.00%	628	0.00%	100.00%
4/1/2008	3	$1,064,731.16	1.01%	8.426%	83.03%	595	46.36%	100.00%
5/1/2008	2	$771,220.40	0.73%	8.203%	87.23%	617	0.00%	100.00%
6/1/2008	12	$3,326,041.15	3.14%	8.757%	81.84%	604	28.38%	100.00%
7/1/2008	30	$7,260,649.15	6.86%	8.390%	81.40%	627	48.61%	100.00%
8/1/2008	95	$24,155,334.67	22.82%	8.246%	82.81%	650	28.53%	100.00%
9/1/2008	214	$44,371,468.52	41.92%	8.385%	81.44%	642	43.60%	100.00%
10/1/2008	40	$15,051,240.71	14.22%	8.333%	83.20%	637	28.32%	100.00%
5/1/2009	1	$565,446.16	0.53%	6.950%	90.00%	637	0.00%	100.00%
7/1/2009	1	$270,389.92	0.26%	7.750%	80.00%	669	0.00%	100.00%
8/1/2009	11	$3,227,247.24	3.05%	7.958%	86.60%	638	39.46%	100.00%
9/1/2009	9	$2,883,593.99	2.72%	8.393%	82.19%	656	17.91%	100.00%
7/1/2011	1	$493,723.66	0.47%	7.490%	90.00%	619	100.00%	100.00%
8/1/2011	2	$490,215.83	0.46%	8.532%	79.87%	602	36.51%	100.00%
9/1/2011	5	$725,228.90	0.69%	8.138%	80.64%	659	64.52%	100.00%
9/1/2016	3	$909,300.09	0.86%	7.614%	78.13%	630	92.52%	100.00%
Total	430	$105,837,647.95	100.00%	8.324%	82.29%	640	37.08%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Arizona	20	$3,554,153.57	2.68%	8.881%	83.14%	634	28.94%	82.45%
Arkansas	7	$407,129.71	0.31%	8.597%	85.67%	658	78.77%	71.66%
California	160	$41,965,947.67	31.66%	8.525%	85.59%	644	46.13%	75.55%
Colorado	17	$1,088,993.46	0.82%	10.387%	91.68%	620	65.43%	42.18%
Connecticut	1	$25,858.88	0.02%	12.150%	100.00%	635	0.00%	0.00%
Florida	121	$22,579,132.57	17.04%	8.915%	85.59%	634	24.59%	85.99%
Georgia	18	$2,001,626.58	1.51%	8.362%	83.05%	641	43.35%	83.27%
Hawaii	1	$375,000.00	0.28%	8.350%	62.29%	585	0.00%	100.00%
Illinois	45	$8,190,585.39	6.18%	8.666%	83.09%	671	15.59%	88.35%
Indiana	6	$364,305.37	0.27%	10.397%	85.53%	580	100.00%	82.44%
Iowa	2	$136,522.85	0.10%	10.683%	90.00%	566	100.00%	100.00%
Kansas	5	$448,876.78	0.34%	10.100%	85.81%	589	90.16%	73.84%
Kentucky	9	$710,570.90	0.54%	8.640%	81.95%	658	100.00%	67.17%
Louisiana	1	$74,833.33	0.06%	10.930%	44.12%	527	100.00%	100.00%
Maryland	11	$2,250,501.94	1.70%	8.410%	81.30%	633	67.10%	81.05%
Massachusetts	3	$252,646.06	0.19%	10.370%	98.77%	652	24.11%	0.00%
Michigan	15	$1,139,867.99	0.86%	9.444%	87.48%	639	71.71%	82.25%
Minnesota	1	$17,977.64	0.01%	10.350%	100.00%	618	100.00%	0.00%
Mississippi	3	$239,621.58	0.18%	10.411%	87.50%	552	100.00%	100.00%
Missouri	20	$1,886,306.83	1.42%	9.282%	80.78%	625	40.08%	84.02%
Nevada	28	$4,307,140.21	3.25%	9.154%	84.62%	633	27.82%	69.02%
New Jersey	13	$2,996,218.28	2.26%	8.899%	91.15%	681	12.66%	85.51%
New Mexico	1	$92,687.03	0.07%	10.950%	95.00%	681	0.00%	0.00%
New York	33	$10,087,994.35	7.61%	8.633%	81.87%	639	10.62%	88.02%
North Carolina	21	$2,203,646.39	1.66%	8.935%	79.59%	605	63.46%	77.51%
Ohio	47	$4,091,196.60	3.09%	9.141%	87.66%	635	48.39%	74.45%
Oklahoma	12	$976,225.04	0.74%	9.494%	83.83%	604	85.53%	80.20%
Oregon	10	$2,160,827.38	1.63%	7.838%	83.44%	646	62.62%	89.26%
Pennsylvania	26	$2,188,812.34	1.65%	9.046%	84.55%	620	61.75%	78.58%
South Carolina	9	$566,495.25	0.43%	9.696%	90.30%	602	91.29%	72.81%
Tennessee	12	$1,547,719.69	1.17%	8.803%	82.85%	625	65.56%	93.23%
Texas	82	$8,334,547.35	6.29%	9.038%	84.98%	629	51.81%	74.43%
Utah	5	$821,515.52	0.62%	8.200%	81.18%	647	23.24%	94.10%
Virginia	17	$3,118,506.37	2.35%	8.337%	82.71%	660	61.26%	74.11%
Washington	9	$1,233,208.26	0.93%	8.964%	86.65%	613	59.16%	82.61%
West Virginia	2	$103,040.82	0.08%	9.916%	100.00%	631	100.00%	87.12%
Total	793	$132,540,239.98	100.00%	8.770%	84.78%	639	39.66%	79.85%